UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2013

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.04       Mine Safety – Reporting Shutdowns and Patterns of Violations

On July 23, 2013, in Leslie County, Kentucky, Shamrock Coal Company, Inc. (the “Company”), a subsidiary of James River Coal Company, received an imminent danger order under section 107(a) of the Mine Act, alleging that an accumulation of rock and coal on the preparation plant’s belt transfer hopper caused rock and coal to spill off the incline belt and tower and on to the ground below, where miners and mobile equipment travel. Upon issuance of the imminent danger order, the preparation plant’s belt was stopped, the transfer hopper was cleaned, and the area underneath the transfer hopper was roped off and guarded to prevent miners or mobile equipment from traveling in the area. After the above steps were taken, the Company’s preparation plant resumed operations. No injuries occurred as a result of this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)

By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer
Date: July 26, 2013